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                                                                     Exhibit 4.1

                             STOCK OPTION AGREEMENT


        THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into this 28th day of May, 1996 by and between NORMAN SHINK ("Optionee") and STARTRONIX INTERNATIONAL INC., a Delaware corporation (the "Company")


                                 R E C I T A L S

        A. The Company has determined that it is in the best interest of the Company to grant the option described in this Agreement to Optionee as an inducement to remain in the service of the Company and as an incentive for increasing efforts during such service.

        B. Optionee has been advised to consult with an attorney and a tax advisor before making any decision concerning this Agreement or an exercise of any option granted hereby. THE UNTIMELY EXERCISE OF THE OPTION GRANTED HEREBY AND THE SALE OF STOCK ACQUIRED AS A RESULT OF SUCH EXERCISE MAY CAUSE OPTIONEE TO INCUR LIABILITIES UNDER THE TAXATION AND SECURITIES LAWS OF WHICH OPTIONEE MAY BE OTHERWISE UNAWARE WITHOUT SEEKING THE ADVICE OF ADVISORS.

                                    AGREEMENT

        NOW, THEREFORE, the parties agree as follows:

1.      Grant to Optionee.

        The Company hereby grants to Optionee, subject to the terms and conditions set forth herein, an option (the "Option") to purchase from the Company all or any part of an aggregate of One Hundred Thousand (100,000) shares (the "Shares") of the Company's common stock, subject to adjustment as provided herein.

2.      Exercise Price.

        The price to be paid for common stock upon exercise of the option or any part thereof shall be $1.50 per share (the "Exercise Price"), subject to adjustment as provided herein.

3.      Exercise.

         (a) Optionee may exercise this Option in whole at any time or in part from time to time, on any business day, prior to the time this Option terminates as provided in Section 7 below, by delivery at the principal office of the Company, of:
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        (i) THIS OPTION,

        (ii) the Exercise Notice in the form set forth on Exhibit A or Exhibit B hereto (as applicable), duly executed and specifying the number of shares of common stock to be purchased hereunder, and

        (iii) payment of the sum (the "Purchase Price") obtained by multiplying
(x) the number of shares of common stock to be purchased by (y) the Exercise Price. Optionee may elect, to the extent permitted by applicable statutes and regulations, to make payment of the Purchase Price under one of the following alternatives:

                       (A) in cash or by certified or official bank check
                  payable to the order of the Company, or

                       (B) Provided that at the time of exercise the Company's
                  common stock is publicly traded and quoted regularly in the Wall Street Journal or by a quotation service acceptable to the Board of Directors, payment by delivery of already-owned shares of common stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which common stock shall be valued at its Fair Market Value (as defined below); or

                           (C) Provided that at the time of exercise the
                  Company's common stock is publicly traded and quoted regularly in the Wall Street Journal or by a quotation service acceptable to the Board of Directors, and provided further, that the exercise hereof pursuant to this paragraph (C) (a "Net Exercise") will not result in a charge to the Company's earnings, payment by delivery and surrender of this Option with a Net Exercise Notice (in the form attached hereto as Exhibit B) . In the event of a Net Exercise, Optionee shall receive that number of shares of common stock in exchange for the Option (or portion thereof) equal to (x) that number of shares of common stock issuable upon exercise of that portion of the Option being exchanged multiplied by (y) a fraction, the numerator of which shall be the difference between the Fair Market Value per share of the common stock and the exercise price per share of the Option, the denominator of which shall be the Fair Market Value per share of the common stock; or

                       (D) To the extent permitted by applicable law, payment by
                  a combination of the methods of payment permitted by paragraphs (A), (B) and (C) above.

        Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within thirty (30) days thereafter,


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cause to be executed and delivered to Optionee a certificate or certificates for the aggregate number of the Shares issuable upon such exercise. If this Option shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to Optionee a new Option evidencing the rights of Optionee to purchase the remaining shares of common stock called for by this Option, pursuant to the same terms and conditions and with the same restrictions specified herein, and which new Option shall be of like tenor to this Option. All shares of common stock issuable upon the exercise of this Option will be validly issued, fully paid and nonassessable.

           (b) "Fair Market Value" means the value of the common stock of the Company determined as follows:

                  (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange on the last market trading day prior to the date of exercise of the Option, as reported in the Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the common stock is quoted on the NASDAQ System (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the date of exercise of the Option, as reported in the Wall Street Journal or such other source as the Board deems reliable;

4.      Fractional Shares.

        No fractional shares shall be purchased upon the exercise of the Option. The number of Shares to be purchased shall be rounded to the nearest whole share.

5.      Securities Law Requirements.

        No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933 or any other applicable requirement of federal or state law has not been met. The Option is granted to Optionee on the condition that all purchases of common stock will be for investment purposes, and not with a view to resale or distribution. Any Shares issued under this Option shall be specifically subject to such restrictive provisions as the Board may from time to time deem necessary in order to fully comply






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with all applicable securities laws. Optionee understands that the Company is not presently taking actions to register the shares to be obtained upon the exercise of the Option, is under no obligation to do so, and has no present intention to do so.

        Stock certificates evidencing Shares acquired under the Option pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS THEREUNDER.


6.       Adjustments.

         (a) Stock Splits and Combinations. If the Company at any time or from time to time after the Effective Date effects a subdivision of the outstanding common stock pursuant to a stock split or similar event, the Exercise Price of the Option shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Effective Date combines the outstanding shares of common stock into a smaller number of shares in a reverse stock split or similar event, the Exercise Price of the Option shall be proportionately increased. Upon the adjustment of the Exercise Price pursuant to the foregoing provisions, the number of shares of common stock subject to the exercise of the Option shall be adjusted to the nearest full share by multiplying the Shares subject to the Option by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price immediately after such adjustment. Any adjustment under this subsection (a) shall be effective at the close of business on the date the subdivision or combination becomes effective.

         (b) Certain Dividends and Distributions. If the Company at any time or from time to time after the Effective Date makes, or fixes a record date for the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock, then and in each such event the number of shares of common stock subject to the Option shall be increased and the Exercise Price then in effect shall be decreased as of the date of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by:

                  (i) multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of common stock issued and outstanding immediately


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         prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common stock issuable in payment of such dividend or distribution; and

                (ii) multiplying the number of shares of common stock subject to the Option by a fraction (1) the numerator of which is the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date.

         If, however, such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of common stock subject to the Option and the Exercise Price thereof shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this subsection (b) as of the time of actual payment of such dividends or distributions.

         (c) Other Adjustments. In the event the Company at any time or from time to time after the Effective Date:

                (i) makes a dividend or other distribution payable in securities of the Company other than shares of common stock, or

                (ii) changes any common stock into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), or

                (iii) effects a capital reorganization of the common stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
         Section 6) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person,

then, in each such event, any and all new, substituted or additional securities to which Optionee is entitled by reason of his ownership of the Shares shall be immediately subject to the Option and be included in the word "Shares" for all purposes hereunder with the same force and effect as the Shares from time to



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time subject hereto. After each such event, the Exercise Price per share shall be proportionately adjusted so that the aggregate Exercise Price upon exercise of the Option shall remain the same as before such event.

7.      Expiration Date.

        The Option shall terminate in any event on the earliest of (a) the 28th day of May, 1997 at 5:00 p.m. California time, (b) the expiration of the period described in Section 8 below, or (c) the expiration of the period described in
Section 9 below. The Option shall also terminate as provided elsewhere in this Agreement.

8.      Exercise Following Cessation of Employment.

        If Optionee's employment with the Company ceases for any reason or no reason, whether voluntarily or involuntarily, with or without cause, other than death or Disability, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may be exercised within ninety (90) consecutive days after the date of such cessation. The foregoing sentence to the contrary notwithstanding in the event Optionee's employment with the Company is terminated by reason of misconduct, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may only be exercised within thirty (30) consecutive days after the date of such cessation. For the purposes of this Option, Optionee's employment shall be considered to have terminated for "misconduct" if he or she resigns, or is terminated for (i) fraud, misappropriation, embezzlement or intentional and material damage to property or business opportunities of the Company, or (ii) material breach by Optionee of any express provision of the Employment Agreement and failure to cure such breach within thirty (30) days after receipt of written notice thereof.

9.       Exercise Following Death or Disability.

        If Optionee's employment with the Company ceases by reason of Optionee's death or Disability, or if Optionee dies after cessation as an employee but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may be exercised within twelve (12) months after the date of Optionee's death or cessation by reason of Disability. In the case of death, the exercise may be made by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of this Option and such writing is delivered to the President or Chairman of the Company.



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        For purposes hereof, the term "Disability" shall mean a medically determinable physical or mental impairment which has made an individual incapable of engaging in any substantial gainful activity. A condition shall be considered a Disability only if (i) it can be expected to result in death or has lasted or it can be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Board (with Optionee abstaining from the decision, if Optionee is on the Board), based upon medical evidence, has expressly determined that Disability exists.

10.     Nontransferable.

        This Option shall be exercisable during Optionee's lifetime only by Optionee or Optionee's guardian or legal representative and shall be nontransferable, except that Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution.

11.     No Right to Continued Employment.

        This Option is not an employment contract and nothing in this Option shall create any obligation on Optionee's part to continue in the employ of the Company, or of the Company to continue Optionee's employment with the Company.

12.     No Rights as Stockholder.

        The holder of this Option shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such holder shall have exercised the Option and paid the exercise price.

13.     Investment Representation.

        Optionee hereby represents to the Company that Optionee is acquiring the Option and any underlying shares for Optionee's own account for investment purposes only and not for the purpose of resale or distribution. Optionee has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, all or any part of the Option or the underlying shares, and Optionee has no present plan to enter into any such contact, undertaking, agreement or arrangement. Optionee further agrees to execute and deliver any further investment certificates as counsel to the Company deems necessary or advisable to comply with state or federal securities laws.






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14.     Notices.

        Any notice or other communication required or permitted to be given to the parties hereto shall be in writing and hand delivered or sent by certified or registered mail, return receipt requested, first class postage prepaid, to the respective addresses of the parties set forth below:

            If to Optionee:            Norman Shink
                                       __________________________________
                                       __________________________________


            If to Company:             StarTronix International Inc.
                                       2402 Michelson, Suite 160
                                       Irvine, California 92715
                                       Attention: Corporate Secretary

or to such other address as a party hereto may from time to time designate in writing to the other. Any notice delivered by hand is deemed to have been given upon delivery. Any notice mailed as provided above is deemed to have been given five (5) days after the date of mailing.

15.     Choice of Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of California.


        IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be executed as of the date first set forth above.


           "Company":                  STARTRONIX INTERNATIONAL INC.,
                                       a Delaware corporation


                                       By:  /s/ Greg Gilbert
                                          ------------------------------------
                                          Greg Gilbert  President



           "Optionee":                    /s/ Norman Shink
                                       ---------------------------------------
                                       NORMAN SHINK


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                                    EXHIBIT A

                                 EXERCISE NOTICE

                   (To be signed only upon exercise of Option)

StarTronix International Inc.
2402 Michelson, Suite 160
Irvine, California 92715
Attention:  Corporate Secretary

     Re: Exercise of Stock Option

Ladies and Gentlemen:

        Pursuant to Section 3 of that certain Stock Option Agreement (the "Agreement") between the undersigned and StarTronix International Inc., a Delaware corporation (the "Company"), the undersigned hereby elects to exercise the option granted thereby to purchase _______* shares of common stock of the Company (subject to adjustment as provided in such Stock Option Agreement) and herewith makes payment of $_______ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to__________________ at the following address:_____________________________________________________.

        The undersigned hereby represents and warrants that the undersigned is acquiring such shares of common stock for the undersigned's own account, for investment and not with a view to or for resale in connection with the distribution thereof.


Dated:_____________


                                        ______________________________________
                                        (Signature must conform in all respects
                                        to name of Optionee as specified in the
                                        Stock Option Agreement)








* Insert here all or such portion of the number of shares specified at the beginning of the attached Option with respect to which Optionee desires to exercise Optionee's purchase right, without adjustment for any other or additional stock or other securities, property or cash that may be delivered on such exercise.


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                                    EXHIBIT B

                               NET EXERCISE NOTICE

                 (To be signed only upon net exercise of Option)


StarTronix International Inc.
2402 Michelson, Suite 160
Irvine, California 92715
Attention:  Corporate Secretary

     Re: Net Exercise of Stock Option

Ladies and Gentlemen:

        Pursuant to Section 3(a)(iii)(C) of that certain Stock Option Agreement (the "Agreement") between the undersigned and StarTronix International Inc., a Delaware corporation (the "Company"), the undersigned hereby elects to exchange the option granted thereby for _______* shares of common stock of the Company (subject to adjustment as provided in such Stock Option Agreement), as permitted by the terms of the Stock Option Agreement.

        If the number of shares referenced in this Net Exercise Notice shall not be all of the shares exchangeable or purchasable under the Option, a new option shall be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder rounded to the nearest whole number of shares.

        The undersigned hereby represents and warrants that the undersigned is acquiring such shares of common stock for the account of the undersigned, for investment and not with a view to or for resale in connection with the distribution thereof.


Dated:_______________



                                        ______________________________________
                                        (Signature must conform in all respects
                                        to name of Optionee as specified in the
                                        Stock Option Agreement)








* Insert all or such portion of the number of shares specified at the beginning of the attached Option with respect to which Optionee desires to exercise Optionee's purchase right, without adjustment for any other or additional stock or other securities, property or cash that may be delivered on such exercise.


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